   As filed with the Securities and Exchange Commission on February 1, 2000.

                                                       Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                                M&F BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                 NORTH CAROLINA                                 56-1980549
  (State or other jurisdiction of incorporation              (I.R.S. Employer
                or organization)                          Identification number)

              2634 CHAPEL HILL BLVD., DURHAM, NORTH CAROLINA 27707
          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                M&F BANCORP, INC. AND MECHANICS AND FARMERS BANK
                       INCENTIVE STOCK OPTION PLAN OF 1999
                            (Full title of the plan)

                                 JULIA W. TAYLOR
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                M&F BANCORP, INC.
                             2634 CHAPEL HILL BLVD.
                          DURHAM, NORTH CAROLINA 27707
                                 (919) 683-1521

                          Copies of communications to:
                            JEFFREY C. GERRISH, ESQ.
                            GERRISH & MCCREARY, P.C.
                          700 COLONIAL ROAD - SUITE 200
                            MEMPHIS, TENNESSEE 38117
                                 (901) 767-0900

  (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                                             Proposed Maximum
Title of Securities to be   Amount to be        Maximum Offering Price       Aggregate Offering        Amount of
    Registered              Registered(1)             Per Share(2)                 Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------
   Common Stock,            85,500 shares               $19.09                   $1,632,195             $430.90
   no par value
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution provisions of the plan. This Registration Statement covers, pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the book value of the Company on December 31, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information required by PART I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to ITEM 3 of PART II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents have been filed with the Federal Deposit Insurance Corporation by Mechanics and Farmers Bank (the "Bank"), the sole subsidiary of M&F Bancorp, Inc. (the "Company") prior to the time the Company was formed and are incorporated herein by reference and made a part hereof:

         1. The Bank's Annual Report on Form 10-KSB for the year ended December 31, 1998, provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
              (k) or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not a part of the Registration Statement.

         2. All reports filed by the Bank and the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report on Form 10-KSB referred to in paragraph 1 above.

         3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The following documents have been filed with the Securities and Exchange Commission by the Company and are incorporated herein by reference and made a part hereof:

         1. The Company's Current Report on Form 8-K12G3 dated September 1, 1999 which provided as notice that it is the successor issuer to Bank.

         2. The Company's Quarterly Report on Form 10-QSB and the Company's Amended Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1999.

ITEM 4. DESCRIPTION OF SECURITIES

        Company common stock to be issued under the M&F Bancorp, Inc. and Mechanics and Farmers Bank Incentive Stock Option Plan of 1999 is being registered hereunder.

        The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, no par value per share of which 853,800 shares are issued and outstanding. Holders of Company Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Shareholders are entitled to vote cumulatively in the election of directors. With certain exceptions, an amendment to the Company's charter, including a provision to increase the authorized capital stock of the Company, may be effected if the amendment is recommended to the Company's shareholders by the Board of Directors and if the votes cast by those shareholders in favor of the amendment exceed the votes cast opposing the amendment. In general, North Carolina law requires that any merger, share exchange, voluntary liquidation or transfer of substantially all of the assets (other than in the ordinary course of business) of a business corporation be recommended to the corporation's shareholders by its board of directors and be approved by the affirmative vote of at least a majority of all outstanding shares of the corporation's voting common stock. Holders of the Company's Stock are entitled, upon dissolution or liquidation, to participate ratably in the distribution of assets legally available for distribution to shareholders after payment of debts. The Company's shareholders have preemptive rights to acquire a pro rata amount of other or additional shares which might be issued by the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The North Carolina Business Corporation Act, North Carolina General Statutes Chapter 55, authorizes indemnification of directors, officers and employees under certain circumstances. The Company's Bylaws provide, among other things, for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment so long as the director acted in good faith and his or her conduct was in the best interest of the Company or at least not opposed to the Company's best interests The Company has purchased an officers' and directors' liability insurance policy which provides insurance coverage for directors and officers of the Company against certain liabilities that they may incur in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        5.1 Opinion of Gerrish & McCreary, P.C., as to the legality of the securities being registered (including consent of counsel) (filed herewith),

        23.1  Consent of Deloitte & Touche, L.L.P. (filed herewith),

        24.1 Power of Attorney pursuant to which certain directors have signed this Form S-8 Registration Statement (filed herewith),

        99.1 M&F Bancorp, Inc. and Mechanics and Farmers Bank Incentive Stock Option Plan of 1999 (filed herewith).

ITEM 9. UNDERTAKINGS

        (a)  The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to
                        the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        Provided, however, that paragraph (a)(1)(i) and
                        (a)(1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on February 1, 2000.


                            M&F BANCORP, INC.

                            (Registrant)

                            By:  /s/  Julia W. Taylor
                               -------------------------------------------------
                                 Julia W. Taylor
                                 Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 1, 2000.


         Signature                                             Title

    /s/ Julia W. Taylor                Chairman, President and Chief Executive Officer
-------------------------------        (Principal Executive Officer)
Julia W. Taylor

    /s/ Lee Johnson, Jr.                Executive Vice President/Chief Financial Officer
-------------------------------
Lee Johnson, Jr.


         Julia W. Taylor, by signing her name hereto, does hereby sign this document in her capacity as a director and on behalf of the persons named below, such persons constituting at least a majority of the directors of the Registrant, pursuant to powers of attorney duly executed by the persons named and filed with the Securities and Exchange Commission as an exhibit to this document, all in the capacities and on the date stated.

                Julia W. Taylor                       Director
                Benjamin S. Ruffin                    Director
                Joseph M. Sansom                      Director
                Aaron L. Spaulding                    Director



                                      /s/ Julia W. Taylor
                              ---------------------------------------
                                      Julia W. Taylor
                                      Attorney-in-Fact

                                  EXHIBIT INDEX
                      TO REGISTRATION STATEMENT ON FORM S-8

         5.1 Opinion of Gerrish & McCreary, P.C., as to the legality of the securities being registered (including consent of counsel).*

         23.1     Consent of Deloitte & Touche, L.L.P.*

         24.1 Power of Attorney pursuant to which certain directors have signed this Form S-8 Registration Statement.*

         99.1     M&F Bancorp, Inc. and Mechanics and Farmers Bank Incentive
                  Stock Option Plan of 1999.*


-----------------------------
         *  Filed herewith.






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